Exhibit 21

                        SUBSIDIARIES OF HEICO CORPORATION

                                                     State or Other
Name                                          Jurisdiction of Incorporation
----                                          -----------------------------
HEICO Aerospace Holdings Corp.                          Florida
   HEICO Aerospace Corporation                          Florida
   Jet Avion Corporation                                Florida
   LPI Industries Corporation                           Florida
   Aircraft Technology, Inc.                            Florida
   Northwings Accessories Corp.                         Florida
   HNW Building Corp.                                   Florida
   HNW2 Building Corp.                                  Florida
   McClain International, Inc.                          Georgia
   McClain Property Corp.                               Florida
   Rogers-Dierks, Inc.                                  Florida
   Turbine Kinetics, Inc.                               Florida
   Thermal Structures, Inc.                             California
   Future Aviation, Inc.                                Florida
   ATK Acquisition Corp.                                Florida
   Parts Advantage, LLC                                 Delaware
   AD HEICO Acquisition Corp.                           Florida
       Aero Design, Inc.                                Tennessee
       Battery Shop, LLC                                Tennessee
   Inertial Airline Services, Inc.                      Ohio
   HEICO Aerospace Parts Corp.                          Florida
   HEICO Aerospace C&A Corp.                            Florida
   Aviation Facilities, Inc.                            Florida
   Jetseal, Inc.                                        Delaware
   Niacc-Avitech Technologies Inc.                      Florida
   JA Engineering I Corp.                               Florida
   JA Engineering II Corp.                              Florida
       Jetavi Engineering Private Limited               India
   Seal Dynamics LLC                                    Florida
       Seal Dynamics LLC (Singapore Branch)             Singapore
       Seal Dynamics Limited                            United Kingdom
   Arger Enterprises, Inc.                              Nevada
   Prime Air, LLC                                       Florida
       Avisource Limited                                United Kingdom
       Prime Air Europe Limited                         United Kingdom
   DEC Technologies, Inc.                               Florida
       Meridian Industrial, Inc.                        Florida
   Dynatech Acquisition Corp.                           Florida
   Sunshine Avionics LLC                                Florida
   HEICO Parts Group, Inc.                              Florida
HEICO Electronic Technologies Corp.                     Florida
   Radiant Power Corp.                                  Florida
   Leader Tech, Inc.                                    Florida
       FerriShield, Inc.                                Pennsylvania
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                                                     State or Other
Name                                          Jurisdiction of Incorporation
----                                          -----------------------------
   Santa Barbara Infrared, Inc.                        California
   101 Lummis Road Corp (Inactive)                     Florida
   Analog Modules, Inc.                                Florida
   Sierra Microwave Technology, LLC                    Delaware
   Connectronics Corp.                                 Florida
   Lumina Power, Inc.                                  Florida
   HVT Group, Inc.                                     Delaware
       Dielectric Sciences, Inc.                       Massachusetts
       Essex X-Ray & Medical Equipment LTD             United Kingdom
       High Voltage Technology Limited                 United Kingdom
   Engineering Design Team, Inc.                       Oregon
   EMD Acquisition Corp.                               Florida
       3221921 Nova Scotia Company                     Canada
           EMD Technologies Company                    Canada
HEICO East Corporation                                 Florida